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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                                Optical Communication Products, Inc.
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                                       (Exact name of registrant as specified in its charter)

                Delaware                                                                                            33-4344224
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  (State of incorporation or organization)                                                                       (I.R.S. Employer
                                                                                                               Identification No.)

20961 Knapp Street, Chatsworth, California                                                                             91311
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(Address of principal executive offices)                                                                            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class                                                          Name of each exchange on which
                to be so registered                                                          each class is to be registered

                       None                                                                                N/A
----------------------------------------------------                         ------------------------------------------------------

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-44862   (if applicable)
                                                                              ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                                         Class A Common Stock, $0.001 par value per share
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                                                         (Title of Class)

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                                                          (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

  This registration statement relates to the registration with the Securities and Exchange Commission of shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"), of Optical Communication Products, Inc., a Delaware corporation (the "Registrant"). The description of the Class A Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-44862 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.
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Item 2.  Exhibits.

  The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 (Registration No. 333-44862) and incorporated herein by this reference:

                                 Exhibit Description                         Form S-1 Exhibit Number
           ---------------------------------------------------------------   -----------------------
  (a)      Amended and Restated Certificate of Incorporation of the Registrant                   3.1
  (b)      Bylaws of the Registrant                                                              3.2
  (c)      Specimen Class A Common Stock certificate of the Registrant                           4.2
  (d)      Form of Registration Rights Agreement, by and between the Registrant and
           The Furukawa Electric Co., Ltd.                                                       4.3


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant) Optical Communication Products, Inc.
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Date  October  26 , 2000
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By    /s/ Muoi Van Tran
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        Muoi Van Tran, Chief Executive Officer